UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On August 1, 2006, RehabCare Group, Inc. (the Company) issued a press release announcing the retirement of H. Edwin Trusheim from its Board of Directors effective August 1, 2006. The Company also announced the election of Harry E. Rich as its Chairman of the Board. The press release in its entirety is attached hereto as Exhibit 99.1 and is filed as part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release, dated August 1, 2006, issued by RehabCare Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

REHABCARE GROUP, INC.

By: /s/ Jay W. Shreiner

Name: Jay W. Shreiner

Title: Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 1, 2006, issued by RehabCare Group, Inc.

Exhibit 99.1

CONTACT: RehabCare Group, Inc.

Financial: Jay Shreiner, Senior Vice President, Chief Financial Officer

Betty Cammarata, Director, Investor Relations

Press: David J. Totaro, Senior Vice President, Corporate Marketing and Communications

(314) 863-7422

REHABCARE ELECTS HARRY E. RICH CHAIRMAN OF THE BOARD FOLLOWING THE RETIREMENT OF H. EDWIN TRUSHEIM

ST. LOUIS, MO, August 1, 2006--RehabCare Group, Inc. (NYSE: RHB) today announced the election of Harry E. Rich as Chairman following the retirement of H. Edwin Trusheim.

Mr. Rich, 66, was appointed to the Board in February 2006. He was Executive Vice President and Chief Financial Officer of the Brown Shoe Company, where he spent 17 years in a number of senior roles. Prior to that, Mr. Rich spent 15 years in the healthcare field where he held executive positions with Mallinckrodt, Inc. and Baxter International, Inc. Most recently, Mr. Rich was Chief Financial Officer of the St. Louis Public Schools. He currently serves on the boards of Bakers Footwear Group, Midwest Bank Centre, Inc. and the Repertory Theatre of St. Louis.

“Harry brings a wealth of fiscal and operational experience in a wide variety of industries and is an excellent choice to succeed Ed as Board Chairman,” said John H. Short, Ph.D., RehabCare President and Chief Executive Officer. “He brings the ideal balance of business knowledge and responsible leadership for a company focused on progressive growth in a complex operating environment.”

Dr. Short continued, “For the past 14 years, Ed has provided wise counsel and established a protocol of the highest standards for our Board of Directors. Under his exemplary leadership, we have refined the quality of our governing body, creating a collaborative group of first-class professionals with diverse backgrounds and skill sets. After Ed voiced his retirement plans late last year, his commitment to the Company was demonstrated by his willingness to extend his tenure to oversee succession

REHABCARE ELECTS HARRY E. RICH CHAIRMAN OF THE BOARD FOLLOWING THE RETIREMENT OF H. EDWIN TRUSHEIM Page 2

plans and the significant role he played to ensure a fluid transition of the Board to the next generation of leadership. The Board of Directors and I thank Ed for having guided RehabCare to its current position as the leader in the rehabilitation services industry and his dedication and invaluable years of service to the Company.”

Mr. Trusheim, 79, a long-time resident of St. Louis, MO, joined the RehabCare board in 1992 and has served as Chairman for the past eight years. He spent more than 35 years of his distinguished career with General American Life Insurance Company, serving as President and CEO from 1979 until his retirement in 1992. He sat on numerous corporate boards of St. Louis-based companies, including serving as Chairman of the Board of the Federal Reserve Bank of St. Louis. His civic activities included seats on the boards of the United Way of Greater St. Louis, the St. Louis Area Council of the Boy Scouts of America and Washington University, as well as chairing the board of the St. Louis Symphony.

In addition to his role as RehabCare Board Chairman, Mr. Trusheim served as Chair of the Board’s Compensation and Nominating/Corporate Governance Committee.

Dr. Short said Mr. Trusheim will be honored through the company’s most prestigious annual award, the H. Edwin Trusheim Spirit Award, which is presented each year to the employee judged to most embody the spirit of RehabCare. “It’s a fitting tribute to Ed, who has had a lifelong commitment to excellence and integrity, two of our company’s core values,” he concluded.

RehabCare Group, Inc., headquartered in St. Louis, MO, is a leading provider of physical therapy management services for hospital inpatient rehabilitation and skilled nursing units, outpatient programs and contract therapy services in conjunction with more than 1,400 hospitals and skilled nursing facilities in 42 states, the District of Columbia and Puerto Rico. RehabCare also owns and operates freestanding rehabilitation hospitals and long-term acute care hospitals. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 indices. More information can be found on the World Wide Web at http://www.rehabcare.com.

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